EXHIBIT 11

                               ANDREW CORPORATION
                       Computation of Earnings Per Share
                    (In thousands, except per share amounts)

                                          Three Months       Nine Months
                                             Ended             Ended
                                            June 30            June 30
                                         ---------------   ---------------
                                          1995     1994     1995     1994
                                         ------   ------   ------   ------
PRIMARY EARNINGS PER SHARE

Average shares outstanding               38,693   38,133   38,529   37,958

Net effect of dilutive stock options--
based on the treasury stock method
using average market price                  700    1,067      588      957
                                         ------   ------   ------   ------
TOTAL                                    39,393   39,200   39,117   38,915
                                         ======   ======   ======   ======

Net income                               18,446   11,068   43,789   26,587
                                         ======   ======   ======   ======

Per share amount                           0.47     0.28     1.12     0.68
                                         ======   ======   ======   ======

FULLY DILUTED EARNINGS PER SHARE

Average shares outstanding               38,693   38,133   38,529   37,958

Net effect of dilutive stock options--
based on the treasury stock method
using quarter end market price              761    1,080      761    1,080
                                         ------   ------   ------   ------
TOTAL                                    39,454   39,213   39,290   39,038
                                         ======   ======   ======   ======

Net income                               18,446   11,068   43,789   26,587
                                         ======   ======   ======   ======

Per share amount                           0.47     0.28     1.11     0.68
                                         ======   ======   ======   ======